EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION. THE OMITTED PORTIONS HAVE BEEN REPLACED WITH “[***].”

Amendment No. 1
to
Statement of Work #3 Xfinity Home Remote Support
between
Comcast Cable Communications Management, LLC.
and
Support.com, Inc.

This Amendment No. 1 (“Amendment #1”) having an effective date of June 2, 2015 (the “Amendment #1 Effective Date”) amends Statement of Work #3 Xfinity Home Remote Support (“SOW#3”) of the Master Service Agreement Call Handling Services (the “MSA”) dated October 1, 2013 between Comcast Cable Communications Management, LLC. on behalf of itself and its operating subsidiaries and affiliates (“Comcast”) and Support.com, Inc. (“Vendor”).  All capitalized terms not defined herein will have the meanings ascribed to them in the MSA and SOW#3 as applicable.

WHEREAS, the parties desire to amend the Services set forth in SOW#3 to include technical support to be provided by Vendor for certain third party devices in connection with Comcast’s Xfinity Home products, services and applications (as described further herein, the “Device Services”) and to have vendor perform certain Consulting Services (as defined below).

NOW THEREFORE, the parties, for good and valuable consideration, the receipt of which is hereby acknowledged, agree to amend SOW#3 as of the Amendment #1 Effective Date, as follows:

A. Consulting Services.  Vendor will utilize subject matter experts to perform market research and development of training guides for customer support delivery (“Training Guides”) covering connectivity and troubleshooting of “Works with Xfinity Devices” (collectively, the “Consulting Services”).  Works with Xfinity Devices are third party devices that interoperate with Comcast’s XH mobile application and currently [***].  Vendor will bill for the Consulting Services at a rate of $[***].  Billing for Consulting Services and mutually approved training will occur on a weekly basis, payable as per the terms and conditions of the MSA.  In no event will Vendor bill for more than $[***] of Consulting Services under this Amendment #1.  In the event the parties desire to have Vendor bill for more than $[***] of Consulting Services or add additional Works with Xfinity Devices to the Training Guides, the parties will enter into a mutually agreed upon Change Management Form.

The Training Guides will be delivered to Comcast promptly upon completion and must be approved by Comcast in Comcast’s commercially reasonable discretion.  If the Training Guides are not so approved, Vendor will revise the Training Guides at no additional cost to Comcast.

B. Device Services.  The scope of Services set forth in SOW#3 is hereby amended to include the scope of Device Services described in this Amendment #1.  Notwithstanding anything in SOW#3 to the contrary, the provisions of SOW#3 shall apply to the Device Services to the extent modified by this Amendment #1.  Nothing in this Amendment #1 shall be deemed to modify the provisions of SOW#3 with respect to any other Services provided thereunder.

C. Training.  That parties agree that all mutually agreed upon training programs provided in connection with the Services described in this Amendment #1 will be billed at the “Training Hourly Rate” set forth in Section 8.3 of SOW#3.

D. Service Levels.  The parties agree that the “AHT Target” as set forth in Exhibit A of SOW#3 shall not apply to the Services described in this Amendment #1.

E. Amended Provisions.  For purposes of the Device Services, the provisions of Section 1.1 of SOW#3 are amended as follows:

1.1 Scope of Device Services.  Services under this SOW#3 shall include Vendor’s CSRs providing the following outbound customer services:

a. Support for connecting and troubleshooting connecting the Works with Xfinity Devices to the Xfinity Home (“XH”) mobile application (“XH Mobile App”), including support for any additional Works with Xfinity Devices added by Comcast from time to time;
b. Troubleshooting and describing any functionality supported by the XH Mobile App;
c. Basic customer education about the Works with Xfinity Devices; and
d. Call transfers to third party partners specified by Comcast for the Works with Xfinity Devices included in the Device Services for installation, activation and troubleshooting.

F. Remaining Provisions.  The parties acknowledge that, upon completion of the Consulting Services, additional provisions of SOW#3 will need to be amended with respect to the Device Services.  The parties agree to negotiate in good faith an amendment to those provisions.  For the avoidance of doubt, the remaining provisions to be further amended include, Sections 5.0 (“Training”); 6.0 (“Hours and Staffing”), 9.0 (“Service Levels”); and 11.0 (“Reporting”).

G. Effect of Amendment. Each party represents to the other that the person signing on its behalf has the legal right and authority to enter into the commitments and obligations set forth herein.

Except as expressly modified by this Amendment #1, the MSA and SOW#3 shall remain in full force and effect and to the extent of any conflict between this Amendment #1 and the MSA and SOW#3 (prior to being amended by this Amendment #1), this Amendment #1 shall control.

IN WITNESS WHEREOF, the parties have caused this Amendment #1 to be executed by their duly authorized representative as of the Amendment #1 Effective Date.

COMCAST CABLE COMMUNICATIONS                                                  SUPPORT.COM, INC.
MANAGEMENT, LLC

By:  /S/ Joy Park                                                                                                  By:  /s/ Roop K. Lakkaraju

Print Name:  Joy Park                                                                                         Print Name:  Roop K. Lakkaraju

Title:  VP                                                                                                              Title:  EVP. COO & CFO

Date:  6/30/15                                                                                                      Date:  6/29/15

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***